Exhibit 4.2

ADVANCED TISSUE SCIENCES, INC.

BY-LAWS

As Adopted by the Board of Directors on July 17, 1987
and Amended through May 29, 2002

RESTATED BY-LAWS
OF
ADVANCED TISSUE SCIENCES, INC.
(a Delaware Corporation)

ARTICLE I

OFFICES

The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places, within and without the State of Delaware.

ARTICLE II

STOCKHOLDERS

SECTION 1.    Annual meetings of stockholders for the election of directors and the transactions of such business as may properly come before the meeting shall be held once in each year at such times and such places, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

SECTION 2.    Except as otherwise required by statute or the Corporation’s Certificate of Incorporation, special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board or stockholders which together hold at least 10% of the aggregate voting power of the stock issued by the Corporation that would be entitled to vote at the meeting. Special meetings of stockholders shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be stated in the notices of such meetings. Notice of any special meeting shall state the purpose or purposes for which the meeting is to be held and no other business shall be transacted except as stated in such notice.

SECTION 3.    Written notice of all meetings of the stockholders shall be mailed to or delivered to each stockholder entitled to vote thereat at least ten, but not more than fifty, days prior to the meeting. Notice of any meeting shall state in general terms the purposes for which the meeting is to be held and no other business shall be transacted except as stated in such notice.

SECTION 4.    The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.

SECTION 5.    Except as otherwise required by statute, the Corporation’s Certificate of Incorporation or these By-Laws, all matters coming before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at such meeting and voting thereon, a quorum being present.

SECTION 6.    The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors, to receive, canvass and report the votes cast by the stockholders at such meeting.

SECTION 7.    The Chairman of the Board, or in his absence, the President, shall preside at all meetings of stockholders; and in their absence, the Board of Directors may appoint a person to act as chairman of the meeting.

SECTION 8.    The Secretary or an Assistant Secretary shall act as secretary at all meetings of stockholders; and in their absence, the chairman of the meeting shall appoint a person to act as secretary of the meeting.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consist of three or more directors, as may be fixed and from time to time increased or decreased by action of the Board of Directors or by the stockholders, but no decrease shall shorten the term of any incumbent director.

SECTION 2.    Any vacancies in the Board of Directors resulting from death, resignation, increase in the number of directors, or from any other reason whatsoever, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by vote of the stockholders. A director elected by the directors or stockholders to fill a vacancy shall hold office for the unexpired term of his predecessor.

SECTION 3.    Regular meetings of the Board of Directors shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be fixed from time to time by the Board.

SECTION 4.    Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary upon a request in writing by any two directors. Notice shall be given of the date, time and place of each special meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting of the Board of Directors.

SECTION 5.    The Chairman of the Board shall president all meetings of the Board of Directors; and in his absence, the President shall preside. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum of the Board may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

SECTION 6.    Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing.

SECTION 7.    Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

COMMITTEES

SECTION 1.    The Corporation may have an Audit Committee, which shall have such powers of the Board of Directors, not prohibited by statute, as the Board shall from time to time authorize. The Audit Committee shall consist of two or more directors.

SECTION 2.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its own members such other committees, including, without limitation, an Executive committee and/or a Compensation Committee, as the Board may determine. Each such committee shall have such powers of the Board of Directors, not prohibited by statute, as the Board shall from time to time authorize.

SECTION 3.    A majority of the whole committee shall constitute a quorum for the transaction of business. Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when requested. The Board of Directors may discharge any committee or any member thereof either with or without cause at any time.

SECTION 4.    In the case of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

ARTICLE V

COMPENSATION OF DIRECTORS

SECTION 1.    The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE VI

OFFICERS

SECTION 1.    The Board of Directors shall elect the following officers: Chairman of the Board of Directors, President, Treasurer and Secretary and such other officers as it may from time to time determine.

SECTION 2.    The term of office of all officers shall be for one year and until their respective successors are elected and qualified. The Board of Directors may remove any officer either with or without cause at any time. Vacancies in any office may be filled at any regular or special meeting of the Board.

SECTION 3.    The officers of the Corporation shall, unless otherwise ordered by the Board of Directors, each have such powers and duties as generally pertain to their respective offices, as well as such other powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board may be the chief executive officer of the Corporation, shall possess, except as prohibited by statute, the same power to sign on behalf of and bind the Corporation as is possessed by the President, and shall, during the absence of disability of the President, exercise all the power and discharge all the duties of the President. The President may be the chief operating officer of the Corporation and shall have general supervision of the daily operations of the Corporation.

SECTION 4.     Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, the Chief Operating Officer or the Secretary shall have full power and authority on behalf of the Corporation to attend and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors may from time to time confer like powers upon any other person or persons.

ARTICLE VII

CAPITAL STOCK

SECTION 1.    Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

SECTION 2.    The Board of Directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates for shares of stock of any class or series and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.

SECTION 3.    Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

SECTION 4.    In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and/or to its transfer agent and/or registrar, if any, as it shall deem necessary or advisable.

SECTION 5.    The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 6.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE VIII

INDEMNIFICATION

SECTION 1.    The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer of employee of the corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

SECTION 3.    To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 4.    Any indemnification under Sections 1 and 2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum in not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

SECTION 5.    Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.

SECTION 6.    The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, statute, court decision, insurance policy or otherwise, now or hereafter in effect, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee or another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII or of the General Corporation Law of the State of Delaware.

SECTION 8.    For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to any employee benefit plan, its participants or beneficiaries; and a person who acting in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

ARTICLE IX

MISCELLANEOUS

SECTION 1.    The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and state of incorporation.

SECTION 2.    The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Corporation.

SECTION 3.    Any notice required to be given under the provisions of these By-Laws or otherwise may be waived by the stockholder, director, member of any committee or officer to whom such notice is required to be given, before or after the meeting or other action of which notice was required to be given.

ARTICLE X

AMENDMENT

The Board of Directors shall have the power to adopt, alter and repeal the By-Laws of the Corporation at any regular or special meeting of the Board, subject to the power of the stockholders to alter or repeal any By-Law adopted or altered by the Board of Directors. By-Laws may be adopted, altered or repealed by the stockholders by the vote of the holders of a majority of the outstanding shares entitled to vote thereon provided that notice of the proposed adoption, alteration or repeal shall have been given in the notice of such meeting of stockholders.

ARTICLE XI

STOCK OPTION GRANTS, EQUITY LINES AND OTHER MATTERS

SECTION 1.    Effective as of May 29, 2002 and thereafter, in no event shall any stock option or stock appreciation right issued and outstanding under any stock option plan or agreement, be repriced to a lower exercise price at any time while such stock option or stock appreciation right is outstanding, without the prior affirmative vote of a majority of shares of stock of the Corporation present at a stockholders’ meeting in person or by proxy and entitled to vote thereon. Additionally, effective as of May 29, 2002 and thereafter, the Corporation shall not grant any stock option plan or stock appreciation right under any stock plan or agreement with an exercise price that is less than 100% of the fair market value, as defined in any such stock option plan or agreement, of the underlying stock on the date of grant, without the prior affirmative vote of a majority of shares of stock of the Corporation present at a stockholders’ meeting in person or by proxy and entitled to vote thereon. Notwithstanding anything to the contrary set forth herein, nothing herein is intended to modify or in any way limit the Corporation’s ability to cancel and regrant options with an exercise price that is at least equal to the exercise price in effect for such cancelled options, as may be permitted under and pursuant to the terms of the Corporation’s stock option plans or agreements.

SECTION 2.    Effective as of May 29, 2002 and thereafter, the Corporation shall not sell or issue any security of the Corporation convertible into or exercisable for shares of Common Stock of the Corporation having a conversion or exercise price per share that is subject to downward adjustment based on the market price of the Common Stock at the time of conversion or exercise of such security into Common Stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends).

SECTION 3.    Effective as of May 29, 2002 and thereafter, the Corporation shall not enter into any “equity line” arrangement as contemplated in Current Issues and Rulemaking Projects Quarterly Update, Division of Corporate Finance, March 31, 2001, under the heading “Equity Line Financings” (which contemplates an equity line financing arrangement under which the Corporation has the right to “put” its securities to an investor and the right under this “put” to tell the investor when to buy securities from the Corporation over a set period of time and under which the investor has no right to decline to purchase the securities, and under which the dollar value of the equity line of credit is set, but the number of shares that the Corporation will actually issue is determined by a formula tied to the market price of the securities at the time the Corporation exercises its “put”) or any agreement to sell Common Stock (or any security convertible, exercisable or exchangeable into shares of Common Stock (“Common Stock Equivalent”)) at a per share price (or with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be (“Equivalent Price”)) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method; provided, however, the limitation set forth in this Section 3 shall not apply with respect to the issuance of Common Stock or Common Stock Equivalent in connection with (A) a corporate partnering, licensing, distribution or other commercial arrangement for other than primarily equity financing purposes or (B) a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sales of assets, sale or exchange of stock or otherwise. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of Common Stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of Common Stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the “Fixed Price”) in the event that the Corporation, during the period beginning on the date of such agreement and ending no later than 90 days after the closing date of the transaction, sells shares of Common Stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

SECTION 4.    Any amendment or repeal of this Article XI requires the affirmative vote of the holders of a majority of shares of stock of the Corporation present at a stockholders’ meeting in person or by proxy and entitled to vote thereon.